Exhibit 10.4

Shanghai Supreme E-Commerce Co., Ltd

Labor Contract

Employee Name: Xiaozhong Lin

Employee ID: _____________

Acknowledgement: This labor contract is prepared in duplicate, with one copy handed over to Party B.

Signature：/s/ Xiaozhong Lin       Year 2017        Month January Day 8th

Shanghai Supreme E-Commerce Co., Ltd Labor Contract

Party A:

Company Name: Shanghai Supreme E-Commerce Co., Ltd.                   Legal Representative: Xiaozhong Lin

Address: Room 903, Building 2, No. 1288 Zhen Nan Road, Shanghai

Party B:

Name: Xiaozhong Lin	ID Card Number: *******

Registered Address:	Contact Number:

Residential Address:

Name of Family Member or Emergency Contact:	Contact Number:

In accordance with the “Labor Contract Law of the People’s Republic of China” and the relevant labor laws, regulations, and rules of the People’s Republic of China (hereinafter referred to as the “Country”) and Shanghai Municipality (hereinafter referred to as the “City”), Party A and Party B, based on voluntary and equal principles, have reached a consensus through consultation and hereby enter into this labor contract. Both parties agree to abide by the terms of this contract and acknowledge it as the basis for dispute resolution.

Article 1: Contract Duration

The type of contract duration for this labor contract is type 1 as follows:

1.	Open-ended contract: Effective from January 9, 2017, until the occurrence of termination conditions specified in this labor contract.

2.	Fixed-term contract: Effective from until , with a duration of 0 years.

3.	Task-based contract: Specifically, effective from until Party B completes the designated work tasks as agreed upon, at which point it will terminate.

Article 2: Probation Period

1.	The probation period for this labor contract is 3 months, specifically from until .

2.	Party B’s employment conditions and performance evaluation methods shall be determined in accordance with Party A’s job description, “Terms and Responsibilities for New Employee Recruitment and Performance Assessment,” and relevant company regulations. By signing this labor contract, Party B acknowledges and fully accepts Party A’s employment conditions and performance evaluation methods.

Shanghai Supreme E-Commerce Co., Ltd Labor Contract

Article 3: Job Responsibilities and Workplace

1.	Party B’s job responsibility is as follows: General Manager. The specific corresponding position category, job responsibilities, duties, labor quotas, work assessments, and other details can be found in the “Job Description” or determined in accordance with Party A’s relevant regulations or other written contracts.

2.	Party B’s workplace is at the operating locations of Party A, Party A’s holding company, affiliated companies, and other subsidiary institutions.

3.	Party A reserves the right to adjust Party B’s job position and responsibilities based on production and operational conditions, business development changes, organizational structure adjustments, Party B’s capabilities, experience, skills, health, and other factors. Party B shall cooperate with Party A’s work arrangements and report for duty within the specified time and fulfill the corresponding job responsibilities and duties, unless Party B raises a written objection.

4.	Party B shall diligently fulfill their duties, remain loyal to the company, and personally complete the assigned work tasks (including tasks assigned by Party A on a temporary basis) on time, with the required quality and quantity. Party A has the right to arrange business trips or overtime work for Party B based on work needs, and Party B shall comply with such arrangements.

Article 4: Working Hours and Rest Days

1.	Party A shall schedule Party B’s work during the statutory standard working hours (excluding meal and rest times, which shall be determined in accordance with Party A’s relevant legal regulations). Party B’s working hours are as follows:

a)	Standard Time (October to April): Monday to Friday, 9:00 AM to 5:30 PM, with a lunch break from 12:00 PM to 1:00 PM.

b)	Daylight Saving Time (May to September): Monday to Friday, 9:00 AM to 6:00 PM, with a lunch break from 12:00 PM to 1:00 PM.

2.	Party B shall strictly adhere to the attendance punching system and punch in and out once per working day.

3.	The following circumstances shall be considered as absenteeism for Party B:

a)	Failure to record attendance punches.

b)	Leaving the company premises without permission during working hours (the time spent outside the company premises will be considered as absenteeism).

c)	Failure to follow proper leave procedures or working without approved leave.

d)	Inability to report for duty on time after the completion of authorized leave.

e)	Refusing to comply with company work assignments or transfers and failing to report for duty on time (the time not reported for duty will be considered as absenteeism).

f)	Resigning without approval or leaving without completing the resignation and handover procedures.

g)	Being late for more than one hour or leaving work more than one hour early, which will be considered as half-day absenteeism.

Shanghai Supreme E-Commerce Co., Ltd Labor Contract

4.	If Party B is required to work outside the designated working hours due to the operational needs of Party A, Party B shall submit a written request for overtime and obtain Party A’s approval in writing or be notified by Party A in writing regarding the overtime arrangement. Failure to follow the proper written application process or receive written notification for overtime work conducted outside the designated working hours will not be recognized as overtime.

Article 5：Remuneration

1.	Party B’s basic salary is RMB 20,000 (pre-tax) per month; in words, it is RMB Twenty Thousand Yuan (pre-tax) per month. Party A shall deduct and pay Party B’s personal income tax, social security contributions, and housing fund contributions during salary payment.

2.	Party A shall pay Party B the previous month’s salary in cash or by bank transfer on the 10th of each month. If the 10th falls on a statutory holiday or rest day, the payment will be postponed to the next working day.

3.	Party B should promptly verify the remuneration paid by Party A. If Party B has any objections to the remuneration, it should be raised to the company within 7 days from the date of salary payment. Failure to raise objections within the specified period will be considered as Party B’s acknowledgment of Party A’s full payment. Party A shall promptly investigate any objections raised by Party B within this timeframe and rectify any genuine mistakes by making additional payments.

Article 6: Working Conditions and Labor Protection

1.	Party A shall provide Party B with labor safety and health conditions and a working environment in accordance with national regulations.

2.	Party B shall voluntarily comply with labor safety and health laws, regulations, rules, operating procedures, and the legitimate labor safety and health systems of Party A. Party B shall report any identified safety or health hazards in a timely manner and prevent or minimize occupational hazards.

Article 7: Insurance Benefits and Education Training

1.	Both Party A and Party B shall participate in basic social insurance in accordance with the relevant laws, regulations, and rules of the country and the city. The required social insurance premiums and other welfare expenses shall be withheld and paid by Party A from Party B’s monthly remuneration.

2.	If Party B fails to provide complete and valid information to Party A in a timely manner, resulting in Party A’s inability to handle social insurance or housing fund transfer or payment, and as a result, Party B’s insurance benefits and other interests are affected, or if Party B is unable to complete the onboarding procedures on time, Party B shall bear the responsibility and consequences arising from such situations.

Shanghai Supreme E-Commerce Co., Ltd Labor Contract

3.	Party A may provide education and training on political ideology, professional ethics, business skills, labor safety and health, and relevant company regulations and systems based on the operational needs and work characteristics of Party A and Party B.

During Party B’s employment, if Party A provides professional technical training, overseas inspections, participation in international exhibitions, or overseas visits at its own expense, these shall be considered as special training provided by Party A for Party B. All expenses incurred (including training fees, exhibition fees, travel expenses, accommodation, and meals) shall be considered as special training expenses. If Party A provides special training expenses for Party B, both parties agree that, from the occurrence of such training expenses, the service period of Party B with Party A will be extended to 5 years, exceeding the term specified in the labor contract. During the service period, if Party B terminates the labor contract prematurely or if Party A terminates the contract due to Party B’s fault (such as serious violations of rules and regulations), Party B shall refund the training expenses already paid by Party A based on the formula “unfulfilled months of service period ÷ total months of service period × training expense amount”.

Article 8: Labor Discipline

1.	Both Party A and Party B shall conscientiously comply with the laws, regulations, and rules of the country and the local government.

2.	Party A shall establish and improve various rules and regulations in accordance with the law. Party A shall inform Party B or make public the rules and regulations that involve the vital interests of employees. Party B shall strictly and voluntarily comply with the rules and regulations established by Party A (including but not limited to employee handbook, code of conduct, confidentiality provisions, labor discipline, and work assessments), obey Party A’s management, and accept education and training. Party B shall strictly adhere to labor safety and health, work procedures, and work norms, protect Party A’s property, abide by professional ethics, and adhere to business ethics. If Party B violates labor discipline and rules and regulations, Party A may impose corresponding disciplinary measures, up to and including termination of this contract.

3.	Party A may conduct inspections, supervision, assessments, and rewards and punishments of Party B’s behavior, as well as Party B’s compliance with Party A’s legal rules and regulations and labor discipline, in accordance with the relevant provisions of the country, the local government, and the company’s legitimate systems. Party B is willing to comply with these requirements.

4.	During the term of this employment contract, without the permission of Party A, Party B shall not engage in part-time work in other units or engage in any other second occupation or related activities that conflict with the interests of Party A. Any violation of this provision shall be considered a serious violation of the employer’s rules and regulations.

5.	Party B shall adhere to the principles of legality, honesty, and trustworthiness. In addition to complying with Party A’s rules and regulations, Party B shall also assume the obligations of observing labor discipline, professional ethics, and other contractual obligations based on the principles of honesty and trustworthiness stipulated in the “Labor Law.”

Shanghai Supreme E-Commerce Co., Ltd Labor Contract

Article 9: Confidentiality Obligations and Business Contracts

1.	Due to the labor relationship between Party A and Party B, Party B may obtain or become aware of Party A’s trade secrets. These trade secrets are crucial to Party A’s business development. Disclosure of these trade secrets would cause significant losses to Party A’s business operations, affect Party A’s corporate image and reputation. Therefore, Party B has a confidentiality obligation and responsibility.

2.	Confidential information that Party B is obligated to keep confidential includes: Party A’s business information, business information of Party A’s parent company, subsidiaries, affiliated companies, customers, potential customers, and business partners, Party A’s financial information (including assets, income, expenses, investment and financing plans, etc.), personnel compensation information (including wages, bonuses, commissions, etc.), and other information that Party A requires to be kept confidential.

Party A’s confidential information includes, but is not limited to: patents, system specifications, written or electronic documents and data, contracts, training materials, customer information, marketing plans, product plans, business strategies, financial information, qualification certificates, licenses, prices and costs, business forecasts, personal information, and other information related to technical knowledge, design, development or experimental works, improvements, other copyright works, company employee information, professional technology, or other information related to company business.

3.	Whether during the term of employment or after leaving Party A due to the expiration or termination of the labor contract, retirement, resignation, voluntary departure, termination, or removal, Party B shall safeguard Party A’s interests. Without Party A’s authorization, Party B shall never directly or indirectly disclose, sell, copy, or publicly disclose Party A’s confidential information to Party A’s internal departments, other companies, or individuals. During Party B’s tenure, without prior written consent from the company, Party B shall not transfer, copy, or reproduce any company’s confidential information from the company or its related affiliated institutions in any other way, nor shall Party B disseminate the company’s confidential information through any electronic or other means.

4.	If Party B violates the confidentiality obligations stipulated in this contract, Party B shall compensate Party A for the losses caused. The compensation amount may be three times Party B’s total annual income (or Party B’s monthly pre-tax income multiplied by 36). If the actual damages incurred by the company due to the employee’s violation of the confidentiality obligations (including but not limited to litigation fees/arbitration fees, attorney fees, notary fees, travel expenses, etc.) exceed the amount of such liquidated damages, the company has the right to continue seeking compensation from the employee.

Shanghai Supreme E-Commerce Co., Ltd Labor Contract

5.	Party A implements unified management of the company’s customer resources. The existing customer resources of Party A and the customer resources developed by employees during their tenure belong to the company’s resources, and no one is allowed to appropriate them. The company will implement unified resource allocation based on the development of business. Party B may reasonably and fully utilize the customer resources allocated by the company, but employees are not allowed to encroach on each other’s customer resources, nor are they allowed to disclose, transfer, or sell the company’s customer resources to others. Encroaching on other people’s customer resources, disclosing, transferring, or selling the company’s customer resources shall be considered as acts that seriously disrupt Party A’s business order and seriously violate the company’s rules and regulations. Party A has the right to dismiss the responsible party and pursue their legal liabilities.

6.	Party B shall not engage in part-time work during the period of employment with Party A and shall not engage in competitive business activities either individually or jointly with others. Party B shall not induce or persuade other employees of Party A to resign during their tenure. Violation of this provision shall be considered a serious violation of Party A’s rules and regulations. Party A has the right to dismiss the responsible party and pursue their legal liabilities.

Article 10: Performance and Modification of the Employment Contract

1.	Both Party A and Party B shall fully perform the contents stipulated in this employment contract. If both parties agree through consultation or meet the legal requirements for modification, they may modify the content of this employment contract in accordance with the law. The modification of the content of this employment contract mainly refers to the act of modifying, supplementing, or abolishing certain clauses of this employment contract agreed upon through consultation by both parties.

2.	Due to the company’s business development needs or objective changes in circumstances, if Party A adjusts Party B’s job duties, remuneration, or work location, and Party B does not raise any written objections within one month of starting work, it shall be deemed that the changes in such matters are lawful and valid.

Shanghai Supreme E-Commerce Co., Ltd Labor Contract

Article 11: Termination, Cancellation, and Renewal of the Employment Contract

1.	Party A may terminate the employment contract if Party B falls under any of the following circumstances:

(1) Party B provides false personal information and curriculum vitae, including false information regarding educational and work experience, resignation certificates, identification documents, household registration certificates, academic certificates, professional titles or qualifications certificates, medical examination certificates, etc. Party B has a mental illness, infectious disease, or other serious illness that significantly affects work, or has received severe disciplinary actions such as warnings, suspension, dismissal, or expulsion from other organizations. Party B has a history of drug abuse, reeducation through labor, or involvement in illegal activities. If Party B fails to inform Party A explicitly about these actions before joining the company, it shall be considered that Party B has fraudulently entered into the employment contract with Party A, which renders the employment contract null and void. Moreover, the aforementioned actions are serious violations of Party A’s company rules and regulations. If Party A discovers or becomes aware of any of the aforementioned actions by Party B, Party A may terminate the employment contract at any time.

(2) If Party B is proven during the probation period to not meet the employment requirements or fails the probation assessment.

(3) If Party B seriously violates Party A’s rules and regulations, including but not limited to the following:

a)	Absent from work for two or more consecutive days or absent for a cumulative total of more than two days in a year.

b)	Engaging in physical fights or violence in the workplace.

c)	Spreading information that damages the company’s or employees’ reputation or disseminating rumors that are detrimental to the company, thereby harming the company’s reputation.

d)	Disclosing or selling company products, technology, customer information, business secrets, intelligence, or other confidential information, resulting in damage to the company’s interests.

e)	Engaging in fraudulent activities or exploiting company resources for personal gain, such as signing contracts or orders from existing or potential customers with other companies.

f)	Receiving two or more “serious warnings” as per the “Employee Code of Conduct Management System,” which is deemed as a serious violation of company rules.

g)	Falsifying expenses, issuing fake invoices, or violating other company financial regulations, causing losses to the company.

h)	Due to objective reasons such as business and organizational restructuring, the company adjusts employees’ job positions and job duties. Before raising written objections, employees should perform the work assigned by the company. Failure to comply with the company’s work arrangements and job transfers without justifiable reasons, resulting in significant impact or losses to the company’s normal operations or business development, constitutes a serious violation of company rules. If an employee is found to be incapable of performing their job duties, the company has the right to adjust their job position and duties. If the employee refuses the legitimate job position and job content adjustments made by the company, it constitutes a serious violation of company rules.

Shanghai Supreme E-Commerce Co., Ltd Labor Contract

i)	Other serious violations of company rules and regulations (refer to the “Employee Code of Conduct Management System” and other rules and regulations).

(4) If Party B is proven to be incompetent in their job and fails to comply with the company’s normal work arrangements, job transfers, or specialized training arranged by the company and still remains incapable of performing the job (Party B’s job performance is evaluated as “unqualified” according to Party A’s performance evaluation system, indicating their inability to perform the job).

(5) If Party B concurrently establishes an employment relationship with another organization or engages in part-time work outside without Party A’s consent.

(6) If Party B is criminally liable according to the law or forced to undergo compulsory drug rehabilitation.

(7) Other circumstances in which Party A is allowed by laws and regulations to terminate the employment contract.

2.	If Party B is absent from work for two or more consecutive days, which constitutes a serious violation of the rules and regulations, it will be considered as Party B’s voluntary resignation. Based on Party B’s serious violation of discipline, Party A may immediately terminate the employment contract by sending Party B a “Notice of Termination of Employment Contract.” If Party B’s automatic resignation due to absenteeism without completing the handover procedures causes losses to Party A, Party A has the right to suspend the payment of Party B’s unsettled salary and pursue Party B’s legal liabilities.

3.	If one party intends to terminate or terminate the employment contract according to the law, they shall notify the other party in writing and deliver the notice to the other party (written form includes WeChat, DingTalk, Enterprise WeChat, email, mail delivery, etc.).

4.	Before the expiration of this employment contract, except for circumstances where termination is prohibited by law, if Party B does not receive written notice from Party A regarding the renewal of the employment contract, the contract shall be terminated upon expiration.

5.	Before the expiration of this employment contract, if Party B receives a written notice from Party A regarding the renewal of the employment contract but refuses or fails to renew the contract before the expiration of the employment contract term, the contract shall be terminated upon expiration.

6.	If Party A and Party B enter into a separate “Training Service Period Contract,” and the service period specified in the contract exceeds the term of the employment contract, and Party A requires Party B to continue performing the obligations specified in the “Training Service Period Contract” after the expiration of the employment contract term, it shall be deemed that the termination date of the original employment contract has been changed to the expiration date of the training service period specified in the contract.

Shanghai Supreme E-Commerce Co., Ltd Labor Contract

7.	If Party B encounters statutory reasons for extension or situations protected by law that prevent the immediate termination or expiration of the contract before its termination or expiration, Party B shall notify Party A in writing and submit the specified valid supporting documents within the deadline requested by Party A (not less than 3 working days). Otherwise, it shall be deemed that Party B has waived the special rights of protection, and the relevant circumstances for the continuation of this contract have ceased to exist, resulting in the immediate termination or expiration of this contract.

Article 12: Work Handover upon Termination or Termination of the Employment Contract

1.	If this employment contract is terminated or terminated, both Party A and Party B shall complete the work handover procedures within 30 days before the termination or termination of the employment contract. If Party B fails to complete the work handover procedures in accordance with Party A’s legitimate regulations, resulting in economic losses to Party A, Party B shall be liable for compensation.

2.	Upon termination or termination of this employment contract, Party B shall return all work items, materials, loans, and other borrowed items to Party A intact and undamaged. In the event of loss or damage, Party B shall be liable for compensation.

3.	If Party B’s misappropriation of Party A’s property causes losses to Party A, Party B shall return the corresponding property to Party A and compensate Party A for the losses. In the absence of legal provisions or other written contracts granting Party B benefits from Party A, Party B shall return any improper benefits obtained to Party A.

Article 13: Legal Liability and Economic Compensation

1.	This employment contract (including attachments and additional contracts signed by both parties) has legal binding force upon its lawful establishment, and both Party A and Party B must fully perform their respective obligations as agreed. During the term of this employment contract, except for force majeure, any party who violates this employment contract (including attachments and additional contracts signed by both parties) shall bear corresponding legal liabilities and economic compensation responsibilities.

2.	Party B shall be responsible for compensating for any economic losses (including but not limited to compensation liabilities and administrative penalties borne by Party A) caused by Party B’s actions.

3.	If Party B and Party A agree on a service period by mutual contract for Party B to receive training funded by Party A, if Party B violates the service period contract or falls under the circumstances specified in Article 39(1)(2), (3), (4), (5), or (6) of the “Labor Contract Law” and is terminated by Party A, Party B shall be subject to liquidated damages or corresponding economic compensation obligations as agreed upon.

Shanghai Supreme E-Commerce Co., Ltd Labor Contract

Article 14: Dispute Resolution

If disputes arise between Party A and Party B in the conclusion, performance, amendment, termination, or expiration of this employment contract, they shall be handled in accordance with the provisions of the “Labor Dispute Mediation and Arbitration Law of the People’s Republic of China.” If Party A and Party B agree to a mutually agreed dispute resolution mechanism for this employment contract, it shall be under the jurisdiction of the labor dispute arbitration committee and the people’s court in the place where Party A is located.

Article 15: Other Matters

1.	For matters not covered in this employment contract, the relevant provisions of the “Labor Contract Law of the People’s Republic of China” and the labor laws, regulations, and rules of the country and the city shall apply. If there are no clear provisions in the relevant labor laws, regulations, and rules of the country and the city, Party A and Party B may sign a supplementary contract by mutual contract, and the supplementary contract signed separately shall have the same legal effect as this employment contract.

2.	If the terms of this employment contract (including attachments and additional contracts signed by both parties) are inconsistent with the relevant laws, regulations, and rules of the country and the city, the relevant laws, regulations, and rules of the country and the city (including any future laws, regulations, and rules newly promulgated by the country and the city) shall prevail.

Article 16: Other Contracts

1.	Party B acknowledges that the “registered address,” “residential address,” “contact telephone number,” “family members or emergency contacts” listed in this employment contract are valid means for Party A to deliver official documents. Party B has an obligation to notify Party A in writing the day after any changes in their contact information to ensure the effective delivery of official documents by Party A. Otherwise, Party A’s sending of documents to the contact information confirmed by Party B in this employment contract shall be deemed as fulfilling Party A’s obligation to deliver the documents to Party B.

2.	Party B pledges to Party A, based on the principle of honesty and good faith, that at the time of entering into this employment contract and establishing an employment relationship with Party A, their employment status complies with Party A’s legal employment conditions. This means that Party B has terminated any labor relationships with any other employers prior to entering into this employment contract with Party A, and does not have any infringement actions resulting from other labor relationships. If any concealment is found, once confirmed, Party A has the right to terminate this contract, and Party B shall bear all legal consequences arising from it, which shall not be the responsibility of Party A. Party B is willing to bear all legal responsibilities and economic compensation arising therefrom.

Shanghai Supreme E-Commerce Co., Ltd Labor Contract

3.	Party B guarantees that all information and materials provided to Party A are true and valid, and promises to bear the legal liability arising from any serious disciplinary actions caused by providing false information or materials.

4.	If there are any changes in Party B’s employment status, resident identity card, or other personal information and data, Party B should promptly report it to Party A in writing. Otherwise, Party B shall bear all adverse consequences arising therefrom.

Article 17: Supplementary Provisions

1.	Both Party A and Party B have full legal capacity to enter into this employment contract upon signing. The signing of this employment contract confirms that the parties have carefully reviewed and fully understood the legal implications of each clause of this employment contract, and agree to the contents of this employment contract, willingly assuming their respective rights and obligations as stipulated in this employment contract.

2.	Party B acknowledges that Party A has fulfilled its statutory obligation to inform Party B of the conditions of employment in accordance with the law before signing this employment contract, and Party B has carefully reviewed, fully understood, and agreed to the content of all legitimate and valid rules and regulations of Party A (including but not limited to: employment conditions, employee handbook, reward and punishment regulations, confidentiality regulations, labor discipline, work assessment, etc.), and voluntarily agrees to abide by them.

3.	This employment contract shall take effect from the actual performance date (i.e., the actual commencement of employment) after both parties have signed and sealed it. This employment contract is made in duplicate, with each party holding one copy. Both copies of the contract have the same legal effect.

(No provision below, only signature fields.)

Party A (Official Seal)::		Party B (Signature):：Xiaozhong Lin

Shanghai Supreme E-Commerce Co., Ltd.		/s/ Xiaozhong Lin
[Company Seal Affixed Here]

Legal Representative
or Authorized Agent (Signature):

/s/ Xiaozhong Lin

Date:	January 8, 2017	Date:	January 8, 2017